Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-46171) and related Prospectus of Codorus Valley Bancorp, Inc. pertaining to the Cordorus Valley Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, and to the incorporation by reference therein of our report dated January 15, 1998, with respect to the consolidated financial statements of Codorus Valley Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                        ---------------------------
                                        Ernst & Young LLP



Harrisburg, Pennsylvania
January 27, 1999